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                                                                   EXHIBIT 23(a)

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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in the Registration Statement of Red Oak Hereford Farms, Inc. on Form S-8 of our report dated March 1, 2000, except as to Note 15 which date is as of April 19, 2000, relating to the balance sheets of Red Oak Hereford Farms, Inc. as of December 31, 1999 and 1998, and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1999 and 1998.


                                                /s/ HLB Gross Collins, P.C.
                                                -------------------------------
                                                HLB Gross Collins, P.C.


Atlanta, Georgia
August 4, 2000